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                                                                       Exhibit 1


CUSIP NO.  436598 10 6


                             JOINT FILING AGREEMENT

     In accordance with Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001, of Holt's Cigar Holdings, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13(d)-(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


Date: November 17, 2000

                                    /s/ Robert G. Levin
                                    --------------------------------------------
                                    Robert G. Levin


                                    /s/ Carlos A. Fuente, Sr.
                                    --------------------------------------------
                                    Carlos A. Fuente, Sr., individually and on
                                    behalf of Fuente Investment Partnership


                                    /s/ Carlos P. Fuente, Jr.
                                    --------------------------------------------
                                    Carlos P. Fuente, Jr., individually and on
                                    behalf of Fuente Investment Partnership


                                    /s/ Cynthia Fuente Suarez
                                    --------------------------------------------
                                    Cynthia Fuente Suarez, individually and on
                                    behalf of Fuente Investment Partnership


                                    HCH ACQUISITION CORP.

                                    BY: /s/ Robert G. Levin
                                       ______________________________
                                        Robert G. Levin
                                        President